UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 22, 2011, Sonali De Rycker, age 38, and Chelsea Clinton, age 31, were elected to the Board of Directors of IAC/InterActiveCorp.

Ms. De Rycker is a Partner at Accel Partners in London, a leading global venture firm, where she focuses on investments in the consumer internet and digital media sectors.  Prior to her tenure at Accel, Ms. De Rycker was a Partner at Atlas Venture in London, where she focused on investments in the internet and software service sectors.  Prior to her venture capital work, Ms. De Rycker was an investment banker at Goldman Sachs.  Ms. De Rycker also serves on the boards of directors of a number of private consumer internet and other companies.

Ms. Clinton is currently pursuing a doctorate at Oxford University, working at New York University and working with the Clinton Foundation and the Clinton Global Initiative.  Prior to these efforts, Ms. Clinton worked at McKinsey & Company and Avenue Capital.  Ms. Clinton also currently serves on the boards of directors of the Clinton Foundation, the School of American Ballet, Common Sense Media and the Weill Cornell Medical College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President and General Counsel

Date: September 26, 2011